AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 7th day of March, 2001, among Encibar, Inc., a Utah corporation ("Encibar"); VersaCOM International, Inc., a Florida corporation ("VersaCOM"); and all of the holders of common and preferred stock (respectively, the "VersaCOM Common Stockholders" and the "VersaCOM Preferred Stockholders," or collectively, the "VersaCOM Stockholders"), all of whom are listed on Exhibit A hereto, and who execute and deliver a copy of the Agreement.

                       W I T N E S S E T H:

                             RECITALS

          WHEREAS, the respective Boards of Directors of Encibar and VersaCOM have adopted resolutions pursuant to which Encibar shall acquire and the VersaCOM Stockholders shall exchange 100% of the outstanding securities of VersaCOM, and VersaCOM shall become a wholly-owned subsidiary of Encibar; and

          WHEREAS, the sole consideration for 100% interest in VersaCOM shall be the exchange of one mill ($0.001) par value common stock of Encibar (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

          WHEREAS, the VersaCOM Stockholders shall acquire in exchange the "restricted securities" of Encibar in a reorganization within the meaning of
Section 368(a)(1)(B), Section 351 or other provisions or sections, laws, rules and regulations of the Internal Revenue Code of 1986, as amended, as may be applicable or available;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Exchange of Stock

                 1.1 Number of Shares. The VersaCOM Stockholders agree to transfer to Encibar at the closing (the "Closing") 100% of the outstanding securities (both common and preferred stock) of VersaCOM, listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "VersaCOM Shares"), in exchange for 10,460,000 shares of common stock of Encibar, pro
rata, as outlined in Exhibit A.   Taking into account the number of
outstanding shares of Encibar's common stock that will be outstanding on Closing as provided in Section 1.7(c) hereof after (i) the conversion of an outstanding Debenture of Encibar in the amount of $16,000 for 160,000 shares of Encibar's common stock; (ii) the issuance of up to 200,000 shares of common stock to certain persons under written compensations agreements and pursuant to an S-8 Registration Statement to be filed with the Securities and Exchange Commission immediately after the Closing; (iii) the cancellation of 1,327,500 shares of Encibar's outstanding common stock by certain principal stockholders; and (iv) assuming that all of the VersaCOM Stockholders execute and deliver a copy of this Agreement, there will be approximately 11,396,690 post-Agreement outstanding shares of the reorganized Encibar on the Closing.

                 1.2 Delivery of Certificates by VersaCOM Stockholders. The transfer of the VersaCOM Shares by the VersaCOM Stockholders shall be effected by the delivery to Encibar at the Closing of stock certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Encibar and with all necessary transfer taxes and other revenue stamps affixed and acquired at the VersaCOM Stockholders' expense.

                 1.3     Further Assurances.  At the Closing, as described in
Section 2, and from time to time thereafter, the VersaCOM Stockholders shall execute such additional instruments and take such other action as Encibar may request in order to exchange and transfer clear title and ownership in the VersaCOM Shares to Encibar.

                 1.4 Execution of Secured Convertible Promissory Note for Consulting Services to Related Party; and No Change of Transfer Agent.
Encibar and VersaCOM shall each execute and deliver the Convertible Promissory Note payable to Jenson Services, Inc., a Utah corporation and financial consulting firm ("Jenson Services"), in the amount of $350,000, that is attached hereto as Exhibit B and incorporated herein by reference, and each of the VersaCOM Stockholders who are named in the Convertible Promissory Note or attachments thereto as founding stockholders of VersaCOM shall pledge all shares of common stock of Encibar to be received in exchange under this Agreement for their VersaCOM Shares as security for the payment of the Convertible Promissory Note, reserving, however, the right to vote the pledged securities without qualification; and no change shall be made in the current transfer and registrar agent of Encibar until this Convertible Promissory Note is paid in full.

                 1.5 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing, Encibar shall designate the directors and executive officers nominated by VersaCOM to serve as directors and executive officers of Encibar until the next respective annual meetings of the stockholders and the Board of Directors of Encibar, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: John M. Kaiser, President, CEO and Director; John Sugrue, Vice President and Director; Fred A. Schwartz, Chief Operating Officer, Secretary and Director; and Richard Libutti, Chief Financial Officer and Treasurer; and then, the current directors and executive officers shall resign, in seriatim.

                 1.6 Change of Name. Following the Closing of this Agreement and subject to the filing of a proxy or information statement with the Securities and Exchange Commission and the affirmative vote of persons owning a majority of the post-Agreement outstanding voting securities of Encibar at a special meeting of stockholders called for this purpose, or by the written consent of persons owning a majority of the post-Agreement outstanding voting securities of Encibar, the Articles of Incorporation of Encibar shall be amended to change its name to "VersaCOM International, Inc."

                 1.7 Encibar's Reporting Status with the Securities and Exchange Commission; Quotations of its Common Stock on the OTC Bulletin Board; and Capitalization at Closing; Assets and Liabilities at Closing; and Payment of Encibar's Legal Counsel's Fees by VersaCOM. At the Closing:

                         (a) Encibar is and shall maintain its status as a publicly-held "reporting issuer" that is required to file reports with the Securities and Exchange Commission; and as of the date of this Agreement, Encibar is "current" in the filing of all reports that are required to be filed by it with the Securities and Exchange Commission;

                         (b) Encibar's common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") and Encibar is not aware of any facts or circumstances which exist as of the date of this Agreement which will impair Encibar's ability to continue to have its common stock quoted on the OTC Bulletin Board;

                         (c) Encibar's authorized capital shall consist of not less than 100,000,000 shares of one mill ($0.001) par value common voting stock, of which approximately 936,690 shares shall or will be authorized to be issued and outstanding on or shortly after Closing, all as outlined in the Consent of Directors adopting this Agreement, an executed copy of which shall be delivered to VersaCOM and the VersaCOM Stockholders on Closing, which amount includes the following:
                              (i) the conversion of an outstanding Debenture of Encibar in the amount of $16,000 for 160,000 shares of Encibar's common stock; (ii) the issuance of up to 200,000 shares of common stock to certain persons under written compensations agreements and pursuant to an S-8 Registration Statement to be filed with the Securities and Exchange Commission immediately following the Closing; and (iii) the cancellation of 1,327,500 shares of Encibar's outstanding common stock by certain principal stockholders;

                         (d) All assets of Encibar shall have been sold or otherwise disposed of and the proceeds therefrom shall have been utilized to pay and satisfy all outstanding liabilities and expenses of Encibar that are related to this Agreement or otherwise; provided, however, legal fees of Encibar's legal counsel in the amount of $10,000, shall be paid by VersaCOM as soon as funds therefor are available, but on or before 30 days from the Closing.

                 1.8 Limitations on other Registration Statements on Forms S-8 of S-3 of the Securities and Exchange Commission. Except as provided otherwise herein and until the Convertible Promissory Note attached hereto as Exhibit B is paid in full or converted as provided therein, no registration statements on Forms S-8 or S-3 of the Securities and Exchange Commission shall be filed by Encibar, except in connection with a Stock Option Plan adopted for the benefit of employees that will reserve not less than 10% of the outstanding securities of the reorganized Encibar for issuance thereunder, provided, however, that no registration statements on Forms S-8 or S-3 covering the securities granted under any such Stock Option Plan shall be filed while there is any sum due and owing under the Convertible Promissory Note referenced in Section 1.4 hereof.

                 1.9 No Reverse Splits for a Period of Two Years. Encibar shall not reverse split its post-Agreement common stock for a period of two years from the Closing without the prior written consent of Jenson Services, and in the event there is any reverse split of Encibar's common stock adopted or effected by the consent of the Board of Directors, stockholders or otherwise, all pre-Agreement stockholders of Encibar who are still stockholders of Encibar shall be immediately issued without further consideration additional shares of Encibar's common stock so that the reverse split will have no effect on the number of their pre-reverse split shares of Encibar's common stock still owned by any of such persons.

                1.10 Adoption of Any Consulting Agreements Requiring VersaCOM to Issue Securities Under Rule 701 of the Securities and Exchange Commission. To the extent that VersaCOM shall have lawfully committed to issue shares of its common stock to consultants or employees pursuant to written compensation agreements and Rule 701 of the Securities and Exchange Commission, such agreements are hereby adopted, ratified and approved, respecting the securities designated and "Rule 701" securities on Exhibit A hereof.

                1.11 Closing. This Agreement will be deemed to be completed on receipt of the signatures of VersaCOM Stockholders collectively owning not less than 80% of the outstanding VersaCOM Shares; and the remainder of the VersaCOM Shares shall be acquired under and pursuant to the terms and provisions of this Agreement as soon as practicable.

                            Section 2

                             Closing

          The Closing contemplated by Section 1 (the "Closing") shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten calendar days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

            Representations and Warranties of Encibar

          Encibar represents and warrants to, and covenants with, the VersaCOM Stockholders and VersaCOM as follows:

                 3.1 Corporate Status. Encibar is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Utah only). Encibar is a publicly- held company, having lawfully offered and sold to the public a portion of its securities in accordance with applicable federal and
state securities laws, rules and regulations.   Its shares of common stock are
quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol ("ENCB"); however, there is presently no "established trading market" for its shares of common stock.

                 3.2 Capitalization. The current pre-Agreement authorized capital stock of Encibar consists of 100,000,000 shares of one mill ($0.001) par value common voting stock, of which approximately 936,690 shares are or will be issued or issuable and outstanding on Closing, all fully paid and non-assessable and issued in accordance with applicable state corporate law and
federal and state securities laws, rules and regulations.   Except as
otherwise provided herein or in the Consent of Directors of Encibar that authorized the execution and delivery of this Agreement, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Encibar that are not included in the shares of Encibar that are or will be outstanding on Closing.

                 3.3 Financial Statements. The financial statements of Encibar furnished to VersaCOM consisting of audited financial statements for the years ended March 31, 2000 and 1999, and unaudited financial statements for the period ended December 31, 2000, attached hereto as Exhibits C and C-1 and incorporated herein by reference, are correct and fairly present the financial condition of Encibar as of the years and for the period ended, and such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 3.4 Undisclosed Liabilities. Encibar has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D.

                 3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit D, there have been no (1) changes in financial condition, assets, liabilities or business of Encibar which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Encibar, payments of any dividend or other distribution in respect of any class of stock of Encibar, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or
(3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

                 3.6 Title to Property. Encibar has good and marketable title to all properties and assets, real and personal, and the properties and assets of Encibar are subject to no mortgage, pledge, lien or encumbrance, except as reflected in its balance sheets or in Exhibit D, with respect to which no default exists.

                 3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Encibar, threatened, against or relating to Encibar, its properties or business. Further, no officer, director or person who may be deemed to be an "affiliate" of Encibar is party to any material legal proceeding which could have an adverse effect on Encibar (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Encibar.

                 3.8 Books and Records. From the date of this Agreement to the Closing, Encibar will (1) give to the VersaCOM Stockholders and VersaCOM or their respective representatives full access during normal business hours to all of Encibar's offices, books, records, contracts and other corporate documents and properties so that the VersaCOM Stockholders and VersaCOM or their respective representatives may inspect and audit them; and
(2) furnish such information concerning the properties and affairs of Encibar as the VersaCOM Stockholders and VersaCOM or their respective representatives may reasonably request.

                 3.9 Tax Returns. Encibar has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Encibar and its representatives will keep confidential any information which they obtain from the VersaCOM Stockholders or from VersaCOM concerning the properties, assets and business of VersaCOM. If the initial Closing contemplated by this Agreement is not consummated by March 15, 2001, Encibar will return to VersaCOM all written matter with respect to VersaCOM obtained by Encibar in connection with the negotiation or consummation of this Agreement.

                3.11 Corporate Authority. Encibar has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the VersaCOM Stockholders and VersaCOM or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by Encibar's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Encibar.

                3.12 Due Authorization. Execution of this Agreement and performance by Encibar hereunder have been duly authorized by all requisite corporate action on the part of Encibar, and this Agreement constitutes a valid and binding obligation of Encibar and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Encibar.

                3.13 Environmental Matters. Encibar has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Encibar or its predecessors. In addition, to the best knowledge of Encibar, there are no substances or conditions which may support a claim or cause of action against Encibar or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws, rules or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

                3.14 Access to Information Regarding VersaCOM. Encibar acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting VersaCOM and VersaCOM's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of VersaCOM, and with the legal and accounting firms of VersaCOM, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Encibar's complete satisfaction.

                3.15 Accuracy of Section 1.7. Encibar represents and warrants that all of the information in Section 1.7 is true and correct.

                3.16 Encibar Shares Free and Clear of All Liens. Except as otherwise provided herein or in the Promissory Note attached hereto as Exhibit B, all of the Encibar shares of common stock deliverable to the VersaCOM Stockholders under this Agreement are free and clear of any liens or encumbrances of any type or nature whatsoever, validly issued, are non-assessable and are not subject to any restrictions or conditions except as set forth in this Agreement or as may result from such securities being designated as "restricted securities" under Rule 144 of the Securities and Exchange Commission. Encibar has full right, power and authority to issue the such shares to the VersaCOM Stockholders without qualification and no corporate action, filings (except "notice" filings under Regulation D of the Securities and Exchange Commission and similar state filings, none of which have any effect on the validity of the securities to be issued) or other conditions are required to be satisfied to make the representations in this Section 3.16 true and correct.

                            Section 4

      Representations, Warranties and Covenants of VersaCOM
                 and the VersaCOM Stockholders

          VersaCOM and the VersaCOM Stockholders represent and warrant to, and covenant with, Encibar as follows, provided, however, VersaCOM Stockholders owning less than 10% of the outstanding voting securities of VersaCOM shall only be responsible for the representations and warranties contained in Sections 4.1, 4.11, 4.12, 4.15 and 4.16 hereof:

                 4.1 Ownership. The VersaCOM Stockholders respectively own the VersaCOM Shares set forth opposite their respective names in Exhibit A, free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to convey the VersaCOM Shares owned without qualification.

                 4.2 Corporate Status. VersaCOM is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of VersaCOM's business or the character or ownership of VersaCOM properties makes such licensing or qualification necessary.

                 4.3 Capitalization. The authorized capital stock of VersaCOM consists of 100,000,000 shares of common stock, $0.0001 par value per share, of which 10,260,000 shares are issued and outstanding; and 25,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares are issued and outstanding; and all of which are fully paid and non-assessable and issued in accordance with applicable state corporate law and federal and state securities laws, rules and regulations. Except as otherwise provided herein and in Exhibit A, and except for the shares of preferred stock which the holders of a $100,000 promissory note executed and delivered by VersaCOM can convert to 200,000 shares of Series A Preferred Stock of VersaCOM as outlined in Exhibit A, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or preferred stock or other securities of VersaCOM.

                 4.4 Financial Statements. The financial statements of VersaCOM furnished to Encibar, consisting of unaudited financial statements for the year ended December 31, 1999, and an unaudited balance sheet and income statement for the nine month period ended September 30, 2000 attached hereto as Exhibit E and incorporated herein by reference, are correct and fairly present the financial condition of VersaCOM as of the years and for the period ended, and such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit F, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 4.5 Undisclosed Liabilities. VersaCOM has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit F.
 .
                 4.6 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit F, there have been no (1) changes in the financial condition, assets, liabilities or business of VersaCOM, which, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of VersaCOM, payment of any dividend or other distribution in respect of the capital stock of VersaCOM, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

                 4.7 Title to Property. VersaCOM has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheets, and the properties and assets of VersaCOM are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheets or in Exhibit F, with respect to which no
default exists.                   4.8     Litigation.  There is no litigation
or proceeding pending, or to the knowledge of VersaCOM, threatened, against or relating to VersaCOM or its properties or business, except as set forth in Exhibit F. Further, no officer, director or person who may be deemed to be an "affiliate" of VersaCOM is party to any material legal proceeding which could have an adverse effect on VersaCOM (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to VersaCOM.

                 4.9 Books and Records. From the date of this Agreement to the Closing, the VersaCOM Stockholders will cause VersaCOM to (1) give to Encibar and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Encibar may inspect and audit them; and (2) furnish such information concerning the properties and affairs of VersaCOM as Encibar may reasonably request.

                4.10 Tax Returns. VersaCOM has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), VersaCOM, the VersaCOM Stockholders and their representatives will keep confidential any information which they obtain from Encibar concerning its properties, assets and business. If the initial Closing contemplated by this Agreement is not consummated by March 15, 2001, VersaCOM and the VersaCOM Stockholders will return to Encibar all written matter with respect to Encibar obtained by them in connection with the negotiation or consummation of this Agreement.

                4.12 Investment Intent. The VersaCOM Stockholders are acquiring the shares to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and the VersaCOM Stockholders have no commitment or present intention to liquidate Encibar or to sell or otherwise dispose of the Encibar shares. The VersaCOM Stockholders shall execute and deliver to Encibar on the Closing an Investment Letter attached hereto as Exhibit G and incorporated herein by reference, acknowledging: (i) the "unregistered" and "restricted" nature of the shares of Encibar being received under this Agreement in exchange for the VersaCOM Shares and receipt of certain material information regarding Encibar;
(ii) that Except as set forth in Exhibit A hereto, there are no "registration rights" applicable to the VersaCOM Shares or any shares of common stock of Encibar to be received in exchange for their VersaCOM Shares under this Agreement; (iii) the compromise and waiver of any and all pre-emptive rights each has or may have had with respect to any prior issuance of VersaCOM Shares or any predecessor thereof; and (iv) whereby each compromises and/or waives any claim each has or may have had against VersaCOM by reason of the purchase of the VersaCOM Shares or any securities from VersaCOM or from any of the VersaCOM Stockholders prior to the Closing of this Agreement, including claims existing or arising under applicable federal and state securities laws, rules and regulations.

                4.13 Corporate Authority. VersaCOM has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Encibar or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

                4.14 Due Authorization. Execution of this Agreement and performance by VersaCOM hereunder have been duly authorized by all requisite corporate action on the part of VersaCOM, and this Agreement constitutes a valid and binding obligation of VersaCOM and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of VersaCOM.

                4.15 Environmental Matters. VersaCOM and the VersaCOM Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of VersaCOM or its predecessors. In addition, to the best knowledge of VersaCOM and the VersaCOM Stockholders, there are no substances or conditions which may support a claim or cause of action against VersaCOM or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Encibar. VersaCOM and the VersaCOM Stockholders acknowledge that they have had access to all registration statements and reports filed by Encibar with the Securities and Exchange Commission during the past 12 months through the EDGAR archives of the Securities and Exchange Commission at www.sec.gov, and if they have made a request in writing, that they have been delivered copies of such registration statements and reports; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel and the directors and executive officers of VersaCOM and/or Encibar; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Encibar, and with the legal and accounting firms of Encibar, with respect to such documentation; and that to the extent requested, all questions asked have been answered to their complete satisfaction.

                            Section 5

         Conditions Precedent to Obligations of VersaCOM and the VersaCOM Stockholders

          All obligations of VersaCOM and the VersaCOM Stockholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 5.1 Representations and Warranties True at Closing. The representations and warranties of Encibar contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 5.2 Due Performance. Encibar shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

                 5.3 Officers' Certificate. VersaCOM and the VersaCOM Stockholders shall have been furnished with a certificate signed by the President of Encibar, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Encibar contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit C), there has been no material adverse change in the financial condition, business or properties of Encibar, taken as a whole.

                 5.4 Satisfaction of Certain Conditions by Encibar Precedent to the Closing. All of the conditions respecting Encibar that are outlined in Section 1.7 hereof shall have been satisfied by Encibar prior to the Closing.

                 5.5 Resignation of Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of Encibar shall resign, and shall have previously designated the nominees of VersaCOM as outlined in Section 1.5 hereof as directors and executive officers of Encibar to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Encibar, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

                 5.6 Stockholders' Consent. Persons owning not less than 80% of the outstanding VersaCOM Shares shall have executed and delivered the Agreement.

                            Section 6

          Conditions Precedent to Obligations of Encibar

          All obligations of Encibar under this Agreement are subject, at Encibar's option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 6.1 Representations and Warranties True at Closing. The representations and warranties of VersaCOM and the VersaCOM Stockholders contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 6.2 Due Performance. VersaCOM and the VersaCOM Stockholders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

                 6.3 Officers' Certificate. Encibar shall have been furnished with a certificate signed by the President of VersaCOM, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of VersaCOM and the VersaCOM Stockholders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit
E), there has been no material adverse change in the financial condition, business or properties of VersaCOM, taken as a whole.

                 6.4 Books and Records. The VersaCOM Stockholders or the Board of Directors of VersaCOM shall have caused VersaCOM to make available all books and records of VersaCOM, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Encibar at Closing.

                 6.5 Conditions of Section 1. All of the conditions enumerated in Section 1 of this Agreement, except Sections 1.3, 1.6, 1.7(a) and(b), 1.8 and 1.9 shall have been fully satisfied.

                 6.6 Stockholders' Consent. Persons owning not less than 80% of the outstanding VersaCOM Shares shall have executed and delivered the Agreement.

                            Section 7

                           Termination

          Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of Encibar or VersaCOM and the VersaCOM Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of Encibar or VersaCOM and the VersaCOM Stockholders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

                        General Provisions

                 8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                 8.2 Waiver. Any failure on the part of any party hereto to comply with any of its or their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                 8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by each.

                 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Encibar:     Sarah K. Edson Jenson, President
                                  5525 South 900 East, #110
                                  Salt Lake City, Utah 84121

               With a copy to:    Leonard W. Burningham, Esq.
                                  455 East 500 South, #205
                                  Salt Lake City, Utah 84111

               If to VersaCOM:    John M. Kaiser, President
                                  131 N. W. 13th Street
                                  Boca Raton, Florida 33432

               With a copy to:    John B. M. Frohling, Esq.
                                  435 Eagle Rock Avenue
                                  Roseland, New Jersey 07068

                If to the VersaCOM
                Stockholders:       To the addresses listed on
                                    Exhibit A

                 8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

                8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 8.7 Governing Law and Venue of Actions. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern; and any action respecting this Agreement or any Exhibits attached hereto shall only be maintained in the courts of the State of Utah, and each signatory hereto submits to the jurisdiction of such courts for any such purpose.

                 8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

               8.10 Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained herein shall survive Closing until the expiration of the applicable statute of limitations period.

    IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                             ENCIBAR, INC.

Date: 3/7/01.                By /s/ Sarah K. Edson Jenson, President

                             VERSACOM INTERNATIONAL, INC.

Date: 3/7/01.                By /s/ John M. Kaiser, President

               AGREEMENT AND PLAN OF REORGANIZATION
                    COUNTERPART SIGNATURE PAGE

         This Counterpart Signature Page for that certain Agreement and
Plan of Reorganization (the "Agreement") dated as of the 7th day of March, 2001, among Encibar, Inc., a Utah corporation ("Encibar"); VersaCOM Holdings, Inc., a Florida corporation ("VersaCOM"); and all of the holders of common and preferred stock (respectively, the "VersaCOM Common Stockholders" and the "VersaCOM Preferred Stockholders," or collectively, the "VersaCOM Stockholders"), all of whom are listed on Exhibit A hereto and who are signatories thereto, is executed by the undersigned, a VersaCOM Stockholder as of the date first written above. The undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of this Agreement.


                                       /s/ John M. Kaiser
                                       /s/ Kaiser Family Trust
                                       /s/ John Ryan Kaiser
                                       /s/ Victoria Kaiser
                                       /s/ Lauren Kaiser
                                       /s/ Ashley Kaiser
                                       /s/ Fred and Liz Schwartz Trust
                                       /s/ Fred and Liz Schwartz
                                       /s/ Alison Schwartz
                                       /s/ Nicole Schwartz
                                       /s/ Avi Mirman
                                       /s/ Terenceuyrne Bryne
                                       /s/ John D. Sugrue
                                       /s/ Bruce Blankenship
                                       /s/ Michele Vanesko
                                       /s/ Nanette Nodarse
                                       /s/ Russell C. Darrell
                                       /s/ Shaun Campbell
                                       /s/ Boston Business Group, Inc.
                                       /s/ Matthew T. Carley
                                       /s/ Noble House of Boston, Inc.
                                       /s/ Gordian Investments Ltd.
                                       /s/ Huggermugger Limited
                                       /s/ Camisado Ventures Inc.
                                       /s/ New York New York International
                                           Ltd.
                                       /s/ Outback Capital Ltd.

                           EXHIBIT A

                       Common Stockholders

                                                          Number of
                                                          Exchanged
                                                          Shares
                                            Number of     Subject to
                                            Shares of     Rule 701
                          Number of Shares Encibar to be  or with
                              Owned of      Received in   Registration
      Name                    VersaCOM       Exchange     Rights

John M. Kaiser                3,000,000     3,000,000      50,000    RR
23204B Fountain View Dr.
Boca Raton, FL 33433

Kaiser Family Trust             300,000       300,000        -0-
23204B Fountain View Drive
Boca Raton, FL 33433

Ashley Kaiser (minor)           200,000       200,000        -0-
23204B Fountain View Drive
Boca Raton, FL 33433

Lauren Kaiser (minor)           200,000       200,000        -0-
23204B Fountain View Drive
Boca Raton, FL 33433

Victoria Kaiser (minor)         200,000       200,000        -0-
23204B Fountain View Drive
Boca Raton, FL 33433

John Ryan Kaiser (minor)        200,000       200,000       -0-
23204B Fountain View Drive
Boca Raton, FL 33433

Matthew Carley                  500,000       500,000     500,000   701
180 Ibis Rd.
Longwood, FL 32779

John Sugrue                     750,000       750,000     375,000    RR
1151 S.W. 5th Ave.
Boca Raton, FL 33432

Terenceuyrne Byrne            1,000,000     1,000,000   1,000,000    RR
466 Cote
St. Antoine, West Mount PQ
Canada H3Y239

Bruce Blankenship               200,000       200,000      25,000    RR
14102 S. 50th E. Ave.
Bixby, OK 74008

Noble House of Boston, Inc.     250,000       250,000     250,000    RR
320 Piney Ridge Rd.
Casstleberry, FL 32707

Susan Barbakoff                  20,000        20,000        -0-
10300 N.W. 51st St.
Coral Springs, FL 33076

Martin Raskin                    5,000          5,000        -0-
2937 S.W. 27th Ave.
Miami, FL 33131

Certus, LTDA                   375,000        375,000     375,000    RR
c/o Union Securities
Attn: Martin Brown
Pacific Center
900-609 Granville
Vancouver, BC V7Y1H4

Inversiones Y Proyectos
Vastus, LTDA                   375,000        375,000     375,000    RR
c/o Union Securities
Attn: Martin Brown
Pacific Center
900-609 Granville
Vancouver, BC V7Y1H4

Fred and Liz Schwartz,
JTWROS                         440,000        440,000      50,000    RR
521 N.W. 15th St.
Boca Raton, FL 33432

David Schwartz                  20,000         20,000      20,000    RR
521 N.W. 15th St.
Boca Raton, FL 33432

Nicole Schwartz (minor)         20,000         20,000        -0-
521 N.W. 15th St.
Boca Raton, FL 33432

Alison Schwartz (minor)         20,000         20,000        -0-
521 N.W. 15th St.
Boca Raton, FL 33432

Michael Schwartz                20,000         20,000        -0-
521 N.W. 15th St.
Boca Raton, FL 33432

Fred and Liz Schwartz Trust    100,000        100,000        -0-
521 N.W. 15th St.
Boca Raton, FL 33432

Joanne Lebow                    75,000         75,000      75,000    RR
400 Lower Lost Praire Rd.
Marion, MO 59925

Shaun Campbell                 100,000        100,000      20,000    RR
730 SE 4th Ave.
Pompano Beach, FL 33060

Michele Vanesko                 25,000         25,000       5,000    RR
2701 N. Ocean Blvd., #17A
Ft. Lauderdale, FL 33308

Job Van Vliet                   25,000         25,000       5,000    RR
4848 NW 24th Ct #119
Ft. Lauderdale, FL 33313

Murray Schwartz                200,000        200,000     200,000    RR
6752 Palermo Way
Lake Worth, FL 33467

Russell Darrell                 60,000         60,000       5,000    RR
3203 N.W. 88th Way
Coral Springs, FL 33065

Nanette Nodarse                 60,000         60,000       5,000    RR
631 N. 65 Ave.
Hollywood, FL 33024

Linda Gibbs                      5,000          5,000       5,000    RR
7343 Lakeworth Rd.
Lake Worth, FL 33467

Jeannette Dunne                  5,000          5,000       5,000    RR
7343 Lakeworth Rd.
Hollywood, FL 33024

Carl Ruyevcan                   34,000         34,000       5,000    RR
315 Highland Ridge Ave.
Gaithersburg, MD 20878

Arnold Hoffman                  33,000         33,000       5,000    RR
14652 Beach Ave.
Irvine, FL 92606

Owen McCoy                      33,000         33,000       5,000    RR
8510 N.W., 52nd Ct.
Lauderhill, FL 33351

Harold Mosberg                  10,000         10,000       5,000    RR
7343 Lakeworth Rd.
Lakeworth, FL 33467

George Yoss                     25,000         25,000       5,000    RR
2601 S. Bayshore Drive
Miami, FL 33133

Greg St. John                   25,000         25,000       5,000    RR
700 S. Federal Hwy
Boca Raton, FL 33432

J. B. Jones, III                15,000         15,000       5,000    RR
268 Imperial Lane
Lauderdale By The Sea, FL 33308

Louis Fischler                  10,000         10,000         -0-
9639 Tavernier Drive
Boca Raton, FL 33496

Avi Birman                     800,000        800,000     800,000    RR
466 Cote St.
San Antoine, Westmont PQ
Canada H3Y239

Richard Libutti                25,000         25,000      5,000    RR
8105 C. Severn Drive
Boca Raton, FL 33433

Boston Business Group, Inc.   500,000        500,000    500,000    RR
106 Becket Lane
Heathrow, FL 32746

               Totals:     10,260,000    10,260,000   4,685,000



                      Preferred Stockholders

Outback Capital Ltd.           32,400        64,800      64,800    RR
P. O. Box 2097
Third Floor, Whitehall House
North Church Street
Georgetown, Grand Cayman, B.W.I.

New York New York
International Ltd.             32,400        64,800      64,800    RR
P. O. Box 2097
Third Floor, Whitehall House
North Church Street
Georgetown, Grand Cayman, B.W.I.

Camisado Ventures Ltd.         25,200        50,400      50,400    RR
P. O. Box 2097
Third Floor, Whitehall House
North Church Street
Georgetown, Grand Cayman, B.W.I.

Huggermugger Limited            5,000        10,000      10,000    RR
P. O. Box 2097
Third Floor, Whitehall House
North Church Street
Georgetown, Grand Cayman, B.W.I.

Gordian Investments Ltd.        5,000        10,000      10,000    RR
P. O. Box 2097
Third Floor, Whitehall House
North Church Street
Georgetown, Grand Cayman, B.W.I.

               Totals:        100,000       200,000     200,000

                            EXHIBIT B

                   CONVERTIBLE PROMISSORY NOTE


     The undersigned, jointly and severally, promise to pay to the order of Jenson Services, Inc. at 5525 South 900 East, Suite 110, Salt Lake City, Utah 84117, or at such other place as the holder hereof may designate in writing, the sum of THREE HUNDRED AND FIFTY THOUSAND DOLLARS ($350,000), payable as follows: The first Thirty-five cents ($0.35) from each and every dollar raised from the sale of any privately placed or publicly offered securities of VersaCOM Holdings, Inc., a Florida corporation, or Encibar, Inc., a Utah corporation, including the sale of common, preferred or other stock, payable on receipt of proceeds by the undersigned, until the entire principal balance of this note is paid, with the entire unpaid balance being due six months from the date hereof; provided, however, that such six month period may be extended by an additional 60 days following the effective date of any registration statement on Form SB-2 of the Securities and Exchange Commission that is filed by the undersigned to publicly offer any securities, provided that the undersigned diligently pursue such filing to effectiveness; and provided, further, however, regardless of any such extension, that the entire unpaid principal of this note shall be due and payable on or before one year from the date hereof.

     Prepayment of this note with interest to date of payment may be made at any time without penalty. All amounts due under this note after six months (unless extended as provided above) from the date hereof shall bear interest at the rate of 10% per annum.

     If the holder deems itself insecure or if default be made in payment of the whole or any part of any installment at the time when or the place where the same becomes due and payable as aforesaid, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of said election at once become due and payable. In event of any such default or acceleration, the undersigned, jointly and severally, agree to pay to the holder hereof reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

     Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived and the undersigned consent to the release of any security, or any part thereof, with or without substitution.

     This note shall be secured by certain securities of Encibar, Inc., a Utah corporation ("Encibar"), that are described in Exhibit 1 hereto, and that will be held in escrow pending payment of this note or foreclosure in the event of default by Leonard W. Burningham, Esq; provided, however, that the pledgors of these securities who are listed in Exhibit 1 hereof have reserved all voting rights attendant to the pledged securities, without qualification.

     If during any consecutive six month period during the period of time that this note is outstanding 450,000 or more shares of Encibar's common stock have publicly traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") or any other recognized national medium at a price of at least $3.50, this note shall automatically convert into "restricted securities" of Encibar at the six month average trading price of all securities publicly traded during such six month period, on notice by
Jenson Services, the undersigned or any pledgor of securities hereunder.    A
sufficient number of shares of common stock of Encibar shall be included in any registration statement filed with the Securities and Exchange Commission by Encibar to register such shares for resale following any such conversion.

     Any action on this note shall be brought in the courts of Salt Lake County, Utah, only, and the makers and pledgors submit to the jurisdiction of such courts for all purposes hereunder.

                              VersaCOM Holdings, Inc.-Maker


Dated: 3/7/01.                By /s/ John M. Kaiser
                                  Its President

                              Encibar, Inc.-Maker


Dated: 3/7/01.                By /s/ Sarah Edson Jenson
                                  Its President

                            Exhibit 1

                  Collateral for Promissory Note

Pledgors                                Encibar Shares Pledged

John M. Kaiser                               3,000,000
Kaiser Family Trust                            300,000
Fred and Liz Schwartz, JTWROS                  440,000
Fred and Liz Schwartz Trust                    100,000
John Sugrue                                    750,000



Dated: 3/7/01.                /s/ John M. Kaiser

Dated: 3/7/01.                /s/ Kaiser Family Trust
                                  John M. Kaiser Trustee

Dated: 3/7/01.                /s/ Fred and Liz Schwartz, JT
                                  Fred Schwartz, Trustee

Dated: 3/7/01.                /s/ Fred and Liz Schwartz Trust
                                  Fred Schwartz, Trustee

Dated: 3/7/01.                /s/ John Sugrue

                            EXHIBIT C

                          ENCIBAR, INC.

                       FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED
                     MARCH 31, 2000 AND 1999

          See the Form 10-KSB Annual Report for the fiscal year ended March 31, 2000, which has been previously filed with the Securities and Exchange Commission.

                           EXHIBIT C-1

                          ENCIBAR, INC.
                 UNAUDITED FINANCIAL STATEMENTS

                       FOR THE PERIOD ENDED

                        DECEMBER 31, 2000

          See the Form 10-QSBA Quarterly Report for the quarter ended December 31, 2000, which has been previously filed with the Securities and Exchange Commission.

                            EXHIBIT D


               ENCIBAR DISCLOSURES OF EXCEPTIONS TO
                  REPRESENTATIONS AND WARRANTIES

          None.

                            EXHIBIT E


                       VERSACOM HOLDINGS, INC.

         UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
                SEPTEMBER 30, 2000, AND FOR THE YEAR ENDED
                              DECEMBER 31, 1999

VERSACOM INTERNATIONAL, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2000 AND DECEMBER 31, 1999

ASSETS                                             2000           1999
CURRENT ASSETS
  Cash (Note 1)                                  $ 19,114         $    200
  Accounts Receivable, net (Notes 1 and 2)        213,459          236,847
  Inventory (Note 1)                               49,372           30,000
Total Current Assets                             $281,945         $267,047

PROPERTY, PLANT & EQUIPMENT, NET
(Notes 1, 3, and 5)                              $118,053         $ 90,118

DEPOSITS                                         $  8,717         $  4,021

INVESTMENT, NET OF RESERVE OF $30,000
AND $0 (Note 4)                                  $ 10,000         $100,000

TOTAL ASSETS                                     $418,715         $461,186


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Current portion of obligations under capital
  leases (Note 6)                               $ 13,343          $ 15,258
  Current portion of long-term debt (Note 5)      67,607             4,114
  Notes Payable (Note 5)                          20,000                 0
  Accounts Payable (Note 1)                      648,612           271,516
  Current Portion of stockholder loans (Note 7)  186,043            27,991
  Accrued wages and related taxes and benefits   199,132            28,667
  Sales tax payable                               84,640            17,574
  Customer deposits                                  500            64,439
  Other accrued liabilities                       30,220            19,114
Total Current Liabilities                     $1,250,097          $448,674

OBLIGATIONS UNDER CAPITAL LEASES               $   9,989          $ 12,787

LONG-TERM DEBT (Note 5)                        $  61,531          $ 29,517

STOCKHOLDER LOANS (Note 7)                     $   3,313          $155,547

STOCKHOLDERS' DEFICIT
  Common Stock, $1.00 par value, 10,000 shares
  authorized, 200 shares and 300 shares issued
  and outstanding                             $      200          $    300
  Paid in Capital                                100,200                 0
  Accumulated Deficit                        ($1,006,615)        ($185,639)
TOTAL STOCKHOLDERS' DEFICIT                  ($  906,215)        ($185,339)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $  418,715          $461,186

VERSACOM INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
AND FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                2000           1999
NET REVENUE                             $3,246,130        $1,866,563

COST OF GOODS SOLD                     ($1,173,549)      ($  991,164)

GROSS PROFIT                            $2,072,581        $  875,399

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                               ($2,766,106)      ($1,147,436)

LOSS FROM OPERATIONS                   ($  693,525)      ($  272,037)

OTHER INCOME/(EXPENSE)
  Other income                          $   20,078        $  100,000
  Interest expense                     ($   17,229)      ($   13,602)
  Reserve for asset impairment (Note 4)($   30,000)       $        0
    Total other income/(expense), net  ($   27,151)       $   86,398

NET LOSS                               ($  720,676)      ($  185,639)

VERSACOM INTERNATIONAL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999

                                                          Additional
                                        Common Stock       Paid-in
                                     Shares        Amount  Capital     Total
Issuance of 200 shares, January
27, 1999                            200     $    200   $        0  $      200

Issuance of 100 shares, September
7, 1999                             100          100            0         100

Net loss                                              ($  185,639)($  185,639)

Balance at December 31, 1999        300          300  ($  185,639)($  185,339)

Repurchase 100 shares, August 18,
2000                               (100)        (100) ($  100,300)($  100,400)

Net loss                                              ($  720,676)($  720,676)

Balance at December 31, 2000        200          200  ($1,006,615)($1,006,415)

VERSACOM INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS
FOR DECEMBER 31, 2000 AND 1999


                                                   2000           1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                               ($720,676)        ($185,639)
  Adjustments to reconcile net loss to
  net cash provided by/(used in)
    Operating Activities:
      Bad debts                           $      0          $      0
      Depreciation and amortization         25,009            10,104
      Loss on asset impairment              30,000                 0
      Changes in operating assets and
      liabilities:
      Decrease/(increase) in:
        Accounts Receivable               ($23,388)        ($236,848)
        Inventory                         ($19,372)        ($ 30,000)
      Increase/(decrease) in:
        Accounts payable                  $377,096          $271,518
        Accrued wages and related taxes    170,465            28,667
        Sales tax payable                   67,066            17,574
        Other accrued liabilities           11,106            19,114
        Customer deposits                  (63,939)           64,439
            Total adjustments             $574,043          $144,568

   Net cash provided by/(used in)
   Operating Activities                  ($146,633)        ($ 41,071)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment     ($ 55,960)        ($100,222)
  Deposits                                   4,696            (4,022)
  Investments                                    0         ($100,000)

   Net cash proved by/(used in)
   Investing Activities                   $216,811          $245,515

NET INCREASE IN CASH                      $ 18,914          $    200

CASH AT BEGINNING OF YEAR                 $    200          $      0

CASH AT END OF YEAR                       $ 19,114          $    200

VERSACOM INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999
(CONTINUED)

Supplemental Disclosures of Cash Flow Information:

Interest paid                             $  3,109          $  5,592

During 1999, the Company acquired two telephone systems under capital ease obligations of $32,153 and a company vehicle in exchange for a stockholder loan of $13,146.

During 2000, the Company acquired two company vehicles in exchange for a note payable of $20,271.

On August 18, 2000, the Company repurchased 100 shares of its common stock from a stockholder in exchange for cash of $50,000 and a note payable of $50,400.

                            EXHIBIT F

              VERSACOM DISCLOSURES OF EXCEPTIONS TO
                  REPRESENTATIONS AND WARRANTIES


          None.

                            EXHIBIT G



Atlas Stock Transfer
5899 South State
Murray, Utah 84107

Encibar, Inc.
5525 South 900 East, Suite #110
Salt Lake City, Utah 84117

Re:       Exchange of shares of VersaCOM Holdings, Inc., a
          Florida corporation ("VersaCOM"), for shares of Encibar, Inc., a Utah corporation ("Encibar or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") between the undersigned, VersaCOM, the other stockholders of VersaCOM and Encibar, I acknowledge that I have voted for and approved this exchange; that I am aware of all of the terms and conditions of the Agreement; that I have had ready access to any and all material documents regarding the Company, including, but not limited to all Reports filed with the Securities and Exchange Commission during the past twelve months through the EDGAR Archives of the Securities and Exchange Commission. I represent and warrant that no director or executive officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I am a "sophisticated investors," and I have sufficient knowledge and experience to understand the nature of the exchange, and that I am fully capable of bearing the economic risk of the loss of my entire cost basis.

          The undersigned specifically acknowledges the following:

                 (i) the "unregistered" and "restricted" nature of the shares of Encibar being received under this Agreement in exchange for the VersaCOM Shares and receipt of certain material information regarding Encibar;

                (ii) except as set forth in Exhibit A to the Agreement, there are no "registration rights" applicable to the VersaCOM Shares or any shares of common stock of Encibar to be received in exchange for their VersaCOM Shares under this Agreement;

               (iii) the compromise and waiver of any and all pre-emptive rights each has or may have had with respect to any prior issuance of VersaCOM Shares or any predecessor thereof; and

               (iv) the compromise and/or waiver any claim each has or may have had against VersaCOM by reason of the purchase of the VersaCOM Shares or any securities from VersaCOM or from any of the VersaCOM Stockholders prior to the Closing of this Agreement, including claims existing or arising under applicable federal and state securities laws, rules and regulations.

          I further understand that immediately prior to the completion of the Agreement, Encibar had little, if any assets, of any measurable value, and that in actuality, the completion of the Agreement and the exchange of my shares of VersaCOM for shares of Encibar results in a decrease in the actual percentage of ownership that my shares of VersaCOM represented in VersaCOM prior to the completion of the Agreement.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Encibar is Mantyla, McReynolds & Assoc., Certified Public Accountants, 5872 South 900 East, #250, Salt Lake City, Utah 84121; Telephone #801-269-1818; and that legal counsel for Encibar is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Encibar shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the Accredited/Sophisticated Investor Questionnaire that I provided to Encibar as they are made to induce you to issue me the shares of Encibar under the Agreement, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Encibar, all shares of Encibar to be issued and delivered to me in exchange for my shares of VersaCOM shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Encibar will attempt to accommodate any stockholders' request where Encibar views the request is made for valid business or personal reasons so long as in the sole discretion of Encibar, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Encibar.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

                              John M. Kaiser
                              23204B Fountain View Dr.
                              Boca Raton, FL 33433
                              /s/ John M. Kaiser

                              Kaiser Family Trust
                              23204B Fountain View Drive
                              Boca Raton, FL 33433
                              /s/ John M. Kaiser, Trustee

                              Ashley Kaiser (minor)
                              23204B Fountain View Drive
                              Boca Raton, FL 33433
                              /s/ John M. Kaiser, Trustee

                              Lauren Kaiser (minor)
                              23204B Fountain View Drive
                              Boca Raton, FL 33433
                              /s/ John M. Kaiser, Trustee

                              Victoria Kaiser (minor)
                              23204B Fountain View Drive
                              Boca Raton, FL 33433
                              /s/ John M. Kaiser, Trustee

                              John Ryan Kaiser (minor)
                              23204B Fountain View Drive
                              Boca Raton, FL 33433
                              /s/ John M. Kaiser

                              Matthew Carley
                              180 Ibis Rd.
                              Longwood, FL 32779
                              /s/ Matthew Carley

                              John Sugrue
                              1151 S.W. 5th Ave.
                              Boca Raton, FL 33432
                              /s/ John Sugrue

                              Terenceuyrne Byrne
                              466 Cote
                              St. Antoine, West Mount PQ
                              Canada H3Y239
                              /s/ Terenceuyrne Byrne

                              Bruce Blankenship
                              14102 S. 50th E. Ave.
                              Bixby, OK 74008
                              /s/ Bruce Blankenship

                              Noble House of Boston, Inc.
                              320 Piney Ridge Rd.
                              Casselberry, FL 32707
                              /s/ Douglas L. Carley

                              Fred and Liz Schwartz,
                              JTWROS
                              521 N.W. 15th St.
                              Boca Raton, FL 33432
                              /s/ Fred Schwartz, Trustee

                              Nicole Schwartz (minor)
                              521 N.W. 15th St.
                              Boca Raton, FL 33432
                              /s/ Fred Schwartz, Trustee

                              Alison Schwartz (minor)
                              521 N.W. 15th St.
                              Boca Raton, FL 33432
                              /s/ Fred Schwartz, Trustee

                              Fred and Liz Schwartz Trust
                              521 N.W. 15th St.
                              Boca Raton, FL 33432
                              /s/ Fred Schwartz, Trustee

                              Shaun Campbell
                              730 SE 4th Ave.
                              Pompano Beach, FL 33060
                              /s/ Shaun Campbell

                              Michele Vanesko
                              2701 N. Ocean Blvd., #17A
                              Ft. Lauderdale, FL 33308
                              /s/ Michele Vanesko

                              Russell Darrell
                              3203 N.W. 88th Way
                              Coral Springs, FL 33065
                              /s/ Russell Darrell

                              Nanette Nodarse
                              631 N. 65 Ave.
                              Hollywood, FL 33024
                              /s/ Nanette Nodarse

                              Avi Mirman
                              San Antoine, Westmont PQ
                              Canada H3Y239
                              /s/ Avi Mirman

                              Boston Business Group, Inc.
                              106 Becket Lane
                              Heathrow, FL 32746
                              /s/ Matthew Carley

                              Outback Capital Ltd.
                              P. O. Box 2097
                              Third Floor, Whitehall House
                              North Church Street
                              Georgetown, Grand Cayman, B.W.I.
                              /s/ Peter D. Anderson, Director

                              New York New York
                              International Ltd.
                              P. O. Box 2097
                              Third Floor, Whitehall House
                              North Church Street
                              Georgetown, Grand Cayman, B.W.I.
                              /s/ Peter D. Anderson, Director

                              Camisado Ventures Ltd.
                              P. O. Box 2097
                              Third Floor, Whitehall House
                              North Church Street
                              Georgetown, Grand Cayman, B.W.I.
                              /s/ Peter D. Anderson, Director

                              Huggermugger Limited
                              P. O. Box 2097
                              Third Floor, Whitehall House
                              North Church Street
                              Georgetown, Grand Cayman, B.W.I.
                              /s/ Peter D. Anderson, Director

                              Gordian Investments Ltd.
                              P. O. Box 2097
                              Third Floor, Whitehall House
                              North Church Street
                              Georgetown, Grand Cayman, B.W.I.
                              /s/ Peter D. Anderson, Director

                            EXHIBIT H


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Encibar, Inc., a Utah corporation ("Encibar"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Encibar and VersaCOM Holdings, Inc., a Florida corporation ("VersaCOM"), and the common and preferred stockholders of VersaCOM (the "VersaCOM Stockholders"):

          1. That she is the President of Encibar and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to VersaCOM and the VersaCOM Stockholders.

          2. Based on her personal knowledge, information, belief and opinions of counsel for Encibar regarding the Agreement:

              (i) All representations and warranties of Encibar contained within the Agreement are true and correct;

             (ii) Encibar has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Encibar as set forth in its financial statements for the years ended March 31, 2000 and 1999, and the period ended December 31, 2000, except as set forth in Exhibit D to the Agreement.


                              ENCIBAR, INC.

                              By /s/ Sarah K. Edson Jenson, President

                           EXHIBIT I

                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of VersaCOM Holdings, Inc., a
Florida corporation ("VersaCOM"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between VersaCOM, its common and preferred stockholders (the "VersaCOM Stockholders") and Encibar, Inc., a Utah corporation ("Encibar"):

          1. That he is the President of VersaCOM and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Encibar.

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of VersaCOM contained within the Agreement are true and correct;

             (ii) VersaCOM has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of VersaCOM as set forth in its financial statements for the year ended December 31, 1999, and an unaudited balance sheet and income statement for the period ended September 30, 2000, except as set forth in Exhibit F to the Agreement.


                              VERSACOM HOLDINGS, INC.

                              By /s/ John M. Kaiser, CEO